                         THE HARTFORD MUTUAL FUNDS, INC.

                                  on behalf of


                           The Hartford Advisers Fund
                     The Hartford Capital Appreciation Fund
                      The Hartford Disciplined Equity Fund
                      The Hartford Dividend and Growth Fund
                         The Hartford Equity Income Fund
                             The Hartford Focus Fund
                     The Hartford Global Communications Fund
                   The Hartford Global Financial Services Fund
                         The Hartford Global Health Fund
                        The Hartford Global Leaders Fund
                       The Hartford Global Technology Fund
                          The Hartford High Yield Fund
                            The Hartford Income Fund
                        The Hartford Inflation Plus Fund
              The Hartford International Capital Appreciation Fund
                  The Hartford International Opportunities Fund
                  The Hartford International Small Company Fund
                            The Hartford MidCap Fund
                         The Hartford MidCap Value Fund
                         The Hartford Money Market Fund
                        The Hartford Short Duration Fund
                         The Hartford Small Company Fund
                             The Hartford Stock Fund
                      The Hartford Tax-Free California Fund
                       The Hartford Tax-Free New York Fund
                      The Hartford Total Return Bond Fund
                             The Hartford Value Fund


                   Multiple Class Plan Pursuant to Rule 18f-3

                                  July 22, 1996
            as amended and restated December 31, 1997, July 31, 1998,
                       August 1, 2002 and August ___, 2003

         Each class of shares of the above-referenced funds (the "Funds"), each a series of The Hartford Mutual Funds, Inc. (the "Company"), will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Directors may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Company's prospectus, shares may be exchanged only for shares of the same class of another Fund in the Company.

         ARTICLE I.                         CLASS A SHARES

         Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and minimum purchase requirements as set forth in the Company's prospectus. Class A Shares are subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class

A shares under the Company's Class A Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class A Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's Class A Rule 12b-1 Distribution Plans as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A shares are allocated to Class A Shares. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class A Shares.

         ARTICLE II.                        CLASS B SHARES

         Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class B Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Class B Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Company's Class B Shares under the Company's Class B Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class B Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's Class B Rule 12b-1 Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class B shares are allocated to Class B Shares. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class B Shares.

         Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the shareholder's Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.

         Class B Shares will automatically convert to Class A Shares of the respective Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Company's prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

         Class B Shares purchased through the reinvestment of dividends and other distributions paid on those shares are, for purposes of conversion, considered to be held in a separate sub-account. Each time any Class B Shares convert to Class A, a proportionate number of shares of the same class in the sub-account converts to Class A.

         ARTICLE III.                       CLASS C SHARES

         Class C Shares are sold at net asset value plus an initial sales charge as set forth in the Company's prospectus. Class C shares redeemed within one year of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class C Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Class C Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Company's Class C Shares under the Company's Class C Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class C Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's Class C Rule 12b-1 Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class C shares are allocated to Class C Shares. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class C Shares.

         Redemption requests placed by shareholders who own more than one class of shares will be given the priority set forth in the Company's prospectus.

         Class C Shares are not convertible into any other class of shares.

         ARTICLE IV.               CLASS Y SHARES

         Class Y Shares are sold at net asset value per share without the imposition of an initial sales charge. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class Y shares are allocated to Class Y Shares.

         ARTICLE V.                         ALLOCATION OF EXPENSES

         Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among Class A, Class B, Class C and Class Y Shares based upon the relative net assets of each such Class. Expenses relating only to a particular class shall be allocated to that class.

         ARTICLE VI.                        APPROVAL BY BOARD OF DIRECTORS

         This Plan shall not take effect until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act")) of (a) all of the Directors of the Company, on behalf of the Fund, and (b) those of the Directors who are not "interested persons" of the Company, as such term may be from time to time defined under the Act.

         ARTICLE VII.                       SEVERABILITY

         This Plan is severable as to each Fund. The Board of Directors may amend this Plan on behalf of one or more funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

         ARTICLE VIII.                      AMENDMENTS

         No material amendment to the Plan shall be effective unless it is approved by the Board of Directors in the same manner as is provided for approval of this Plan in Article VI.